EXHIBIT 4.8



                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement ("Agreement") is made and entered into as of the 11th of July, 1997, by and between Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), and Ladenburg Thalmann Capital Corporation, a Delaware corporation ("LTCC").

      WHEREAS, the Company and LTCC have entered into that certain Warrant Agreement dated as of an even date herewith (the "Warrant Agreement");

      WHEREAS, pursuant to the terms of the Warrant Agreement the Company has agreed to issue to LTCC warrants (the "Warrants") to purchase up to 250,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"); and

      WHEREAS, LTCC and the Company desire to enter into this Agreement to set forth the terms pursuant to which the Company will file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), in order to permit LTCC to offer and sell shares of Common Stock that LTCC may acquire pursuant to LTCC's exercise of the Warrants.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Securities Subject to this Agreement. For purposes of this Agreement, (a) the shares of Common Stock purchased and issued upon the exercise of the Warrants ("Warrant Shares"), and (b) any Common Stock issued or issuable with respect to the Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganizations, shall be deemed "Registrable Securities" until such time as (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) such Registrable Securities are transferred pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier.

      2.    Demand Registration.

            (a) Request for Registration. At any time prior to the fifth anniversary date of this Agreement, LTCC may make a written request for registration under the Securities Act of not less than fifty percent (50%) of the total number of Registrable Securities then outstanding (a "Demand Registration"); provided that the Company need effect only one (1) Demand Registration pursuant to this Section 2(a). Such request for a Demand Registration will specify the aggregate number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

            (b) Effective Registration and Expenses. A registration will not be deemed a Demand Registration until it has become effective under the Securities Act. In any registration initiated as a Demand Registration, the Company will pay or cause to be paid all

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      Registration Expenses (as defined in Section 6 below) in connection therewith, whether or not the registration statement becomes effective.

            (c) Underwriting. If LTCC so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering through the underwriter(s) they designate; provided, however, that such underwriter must be reasonably satisfactory to the Company. If the underwriter does not limit the number of Registrable Securities to be underwritten in a Demand Registration, the Company may include securities for its own account or the account of others in such registration if the underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

            (d) Delay of Demand Registration. Notwithstanding any other provision of this Agreement, if the underwriters for the Company determine that an offering by the Company then being conducted or about to be conducted would be adversely affected by a Demand Registration, the Company may delay such a Demand Registration for a period of up to sixty
      (60) days.

      3. Piggy-back Registration. If prior to the seventh anniversary date of this Agreement, the Company proposes to file a registration statement (other than a Demand Registration) under the Securities Act with respect to an offering by the Company for its own account or for the account of others (other than a registration statement (i) on Forms S-4 or S-8, (ii) filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders, or (iii) a registration statement initially filed prior to the date hereof) of any class of equity security of the Company, then the Company shall in each case give written notice of such proposed filing to LTCC at least ten (10) days before the anticipated filing date, and such notice shall offer LTCC the opportunity to register such Registrable Securities as LTCC may request (a "Piggy-back Registration"). Upon the request of LTCC received by the Company within ten (10) days after the receipt by LTCC of the Company's notice of intention to file the proposed registration statement, the Company shall include in such registration and qualification for sale under the blue sky or securities laws of the various states, and in any underwriting in connection therewith, the number of shares of Registrable Securities held and requested to be registered by LTCC, which may be all or a part of LTCC's Registrable Securities.

      The Company shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit LTCC to include such Registrable Securities in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to LTCC that the number of shares which they or the Company intend to include in such offering is so large as to materially and adversely affect the success of such offering (including the price at which such securities can be sold), then the amount of securities to be offered for the account of LTCC shall be reduced to the extent necessary to reduce the number of shares to be included in such offering to the number recommended by such managing underwriter or underwriters.

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      4.    Holdback Agreements

            (a) Restrictions on Public Sale by LTCC. To the extent not inconsistent with applicable law, LTCC agrees not to effect any public sale or distribution of Common Stock during the fourteen (14) days prior to, and during the 90-day period beginning on, the effective date of a registration statement that includes Registrable Securities (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities similar to the Registrable Securities or by the Company in the case of such an offering that is not underwritten.

            (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of Common Stock during the fourteen (14) days prior to, and during the 90-day period beginning on, the effective date of any registration statement which includes Registrable Securities (except as part of such registration).

      5. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to Sections 2 or 3 of this Agreement, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof promptly, and in connection with a Demand Registration and with any Piggy-back Registration, the Company will promptly:

            (a) prepare and file with the Commission a registration statement which includes the Registrable Securities and use all reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to LTCC and to the underwriters, if any, draft copies of all such documents proposed to be filed at least five (5) business days prior thereto, which documents will be subject to the reasonable review of LTCC and such underwriters, and the Company will not, unless required by law, file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which LTCC shall reasonably object. The Company will notify LTCC of any stop order issued or threatened by the Securities and Exchange Commission (the "Commission") in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

            (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 360 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the

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      prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition thereof set forth in such registration statement or supplement to the prospectus;

            (c) furnish to LTCC and the underwriter or underwriters, if any, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as LTCC or such underwriter may request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by LTCC and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

            (d) notify LTCC at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (e) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 60 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Securities Exchange Act of 1934, as amended, and otherwise complies with Rule 158 under the Securities Act as soon as possible;

            (f) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

            (g) if requested by the managing underwriter or underwriters or LTCC, promptly incorporate in a prospectus supplement or post-effective amendment such information as the

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      managing underwriter or underwriters requests, or LTCC reasonably requests, to be included therein, including, without limitation, with respect to the principal amount of Registrable Securities being sold by LTCC to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (h) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to LTCC;

            (i) on or prior to the date on which the registration statement is declared effective, use all reasonable efforts to register or qualify, and cooperate with LTCC, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as LTCC or any such underwriter requests in writing, to use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (j) cooperate with LTCC and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or LTCC may request;

            (k) use all reasonable efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States including the blue sky or securities administrators of such jurisdictions as may be requested by LTCC, as may be necessary to enable LTCC or the underwriter or underwriters, if any, to consummate the disposition of such securities;

            (l) if applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as LTCC or the underwriters, if any, request in order to expedite or facilitate the disposition of such Registrable Securities;


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            (m)   make available for inspection by LTCC, any underwriter
      participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by LTCC or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided that the Company shall not be required to provide any information under this paragraph if to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information; and provided further, that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided that prior to furnishing any such information, the Company shall be entitled to require LTCC to enter into a confidentiality agreement in customary form and subject to customary exceptions and provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for the Company and counsel for LTCC; and LTCC agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdictions give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential; and

            (n) use all reasonable efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as LTCC or the underwriters, if any, shall reasonably request.

      Upon receipt of any notice from the Company of the happening of any event of the described in subsection (d) of this Section 5, LTCC will forthwith discontinue disposition of the Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 5 or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus and, if so directed by the Company, LTCC will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this
Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when LTCC shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 5 or the Advice.


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      6.    Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed and reasonable fees and disbursement of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, reasonable fees and expenses of counsel for LTCC incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities which shall be paid by LTCC) and any reasonable out-of-pocket expenses of LTCC excluding any travel costs and counsel fees except as set forth above (all such expenses being herein called "Registration Expenses") will be borne by the Company.

      7.    Indemnification; Contribution

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless LTCC, its officers, directors and each person who controls such holder (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to LTCC furnished in writing to the Company by or on behalf of LTCC expressly for use therein; provided that, in the event that the prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented, shall have been furnished to LTCC prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the prospectus shall not inure to the benefit of LTCC if the person asserting such loss, claim, damage or liability did not, at or prior to the confirmation of the sale of the Registrable Securities to such person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above

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      with respect to the indemnification of LTCC except with respect to information provided by the underwriter specifically for inclusion therein.

            (b) Indemnification by LTCC. In connection with any registration statement in which LTCC participates, LTCC will furnish to the Company in writing such information with respect to LTCC as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained in or such omission relates to any information with respect to LTCC so furnished in writing by LTCC specifically for inclusion in any prospectus or registration statement. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim; provided, however, that the omission to so notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnification provisions contained in subsection (a) and (b) above to the extent that the failure to provide such timely notice does not adversely impact the ability of the indemnifying party to defend such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.


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            (d)   Contribution. If the indemnification provided for in this
      Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and LTCC shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of LTCC were offered to the public exceeds the amount of any damages which LTCC has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

            (e) The respective indemnity and contribution agreements by the Company and the selling holder of Registrable Securities in Subsections
      (a), (b), (c) and (d) of this Section 7 shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Registrable Securities or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any

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      director or any officer of the Company, (ii) payment for any of the
      Registrable Securities, or (iii) any termination of this Agreement, and shall survive the delivery of the Registrable Securities, and any successor of the Company, or of any selling holder of Registrable Securities, or of any person who controls the Company or of any selling holder of Registrable Securities, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holder of Registrable Securities contained in Subsections (a),
      (b), (c) and (d) of this Section 7 shall be in addition to any liability which the Company and the selling holder of Registrable Securities may otherwise have.

      8. Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted pursuant to this Agreement may be transferred or assigned by LTCC to one or more transferees or assignees of the Registrable Securities or the Warrants; provided, however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, under this Agreement. In the event that LTCC transfers or assigns its rights under this Agreement to one or more transferees or assignees in accordance with this Section 8, all references to "LTCC" throughout this Agreement shall be deemed to refer collectively to LTCC and the transferees or assignees of the Registrable Securities or the Warrants.

      9.    Miscellaneous.

            (a) Remedies. In addition to being entitled to exercise all rights granted by law, including recovery of damages, LTCC will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) Amendments. This Agreement may not be amended, modified or supplemented, except in a written amendment signed by the Company and LTCC.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

                      (i) if to LTCC, at the following address: 590 Madison Avenue, 35th Floor, New York, New York 10022, Attention: Ronald Kramer; and

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                     (ii)     if to the Company, at the following address:
            Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: General Counsel, Telecopy No.
            (773) 380-7679.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.



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
            (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BALLY TOTAL FITNESS HOLDING CORPORATION


                              By:
                                  Its:


                              LADENBURG THALMANN CAPITAL CORPORATION


                              By:
                                  Its:



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